MASTER INDEPENDENT CONTRACTOR AGREEMENT
CARDIOVASCULAR BIOTHERAPEUTICS, INC.
and
FOCUS DIAGNOSTICS, INC.

This Master Independent Contractor Agreement (the "Agreement") dated as of Sept 4, 2008 ("Effective Date"), is between CardioVascular BioTherapeutics, Inc. ("Company"), with a place of business at 1635 Village Center Circle, Suite 250, Las Vegas, NV 89134 and Focus Diagnostics, Inc. ("Contractor"), a corporation organized under the laws of Delaware with a place of business at 5785 Corporate Avenue, Cypress, CA 90630.

The parties agree as follows:

1. **Background**

A. Contractor is the owner and operator of one or more clinical laboratories that perform various tests and examinations of material derived from the human body for the purpose of providing information for the diagnosis, prevention or treatment of disease, or the assessment of medical conditions, in connection with the clinical trials of new drugs.

B. The parties believe that it would facilitate their working relationship if they operated under one master contract supplemented with work orders that describe the terms that apply specifically to their various projects.

2. **Services; Work Orders; Materials**

A. Services. Subject to the terms and conditions in this Agreement, Contractor agrees to provide certain services as requested by Company from time to time during the Term of this Agreement ("Services"). Contractor agrees to use its best efforts and highest professional standards in performing the Services.

B. Work Orders. The parties will separately negotiate the specifications for each project, including the terms of payment and will set forth the agreed specifications in writing. Each such document ("Work Order") will be prepared in a form substantially similar to the form attached to this Agreement as Exhibit A and will be incorporated in this Agreement. If any event of any conflict or discrepancy that may arise between the term and conditions of this Agreement and any Work Order, the terms and conditions of this Agreement shall prevail. Neither party is obligated to enter into any Work Order. Contractor is not required to begin any Services, and neither party incurs any obligation under a Work Order until the applicable Work Order has been fully executed by both parties. Any changes to a Work Order must be made in writing and signed by both parties.

C. Supply of Materials. Company hereby agrees to provide Contractor with the quantity and type of Materials specified in each Work Order (the "Materials"). Contractor hereby acknowledges that the Materials are considered proprietary to Company and therefore agrees to use the Materials only for the performance of the Services in accordance with this Agreement and only in compliance with all applicable Federal, state, and local laws, regulations and guidelines. Contractor shall use commercially reasonable efforts to protect the Materials against theft, damage, loss, misuse and/or unauthorized access.

D. No Transfer of Materials. Contractor shall not, without the prior written consent of the Company, provide access to, distribute or transfer any Materials to any party other than to those employees of Contractor who are performing the Services at Contractor's facilities and who are bound by a written confidentiality agreement containing obligations comparable to those set forth in Section 8 hereof.

3. **Ownership of Data**

A. Definitions.

"Company Background Technology" means any Technology that is owned or controlled by Company as of the Effective Date and/or during the Term of this Agreement and provided by Company to Contractor for use in the performance of the Services.

"Contractor Background Technology" means any Technology that is owned or controlled by Contractor as of the Effective Date and/or during the Term of this Agreement and used by Contractor in the performance of the Services, as modified or updated by Contractor.

"Contractor Invention" shall mean any Technology, which is developed, conceived, or reduced to practice during the Term of this Agreement by employees of or consultants to Contractor in the performance of the Services that is not a Material Invention. For the avoidance of doubt, any diagnostic assay or method or improvement created by Contractor during the term of this Agreement and in performance of the Services, regardless of use of or severability from the Material,, is considered a Contractor Invention.

"Data" means all data and results that Contractor generates in the course of conducting the Services under individual Work Orders and pursuant to this Agreement, regardless of the form in which it is recorded or compiled.

"Improvement" shall mean any Technology that is developed, conceived or reduced to practice during the Term of this Agreement by employees of or consultants to Contractor in the performance of the Services.

"Materials" shall mean the materials specified in each Work Order and provided to Contractor by Company under the terms of this Agreement and any constituents, progeny, derivations or replications thereof and any tangible materials that incorporate any of the foregoing.

"Material Invention" shall mean any Technology that arises from use of, and is not severable from, the Material, and which is developed, conceived, or reduced to practice during the Term of this Agreement by employees of or consultants to Contractor in the performance of the Services, excluding any diagnostic assay or methods developed or performed by Contractor.

"Technology" means and includes all inventions, discoveries, know-how, improvements, methods and processes, and proprietary materials, whether or not patentable or copyrightable, including but not limited to, structural and functional information and other data repository, formulations and techniques.

B. Disclosure. Contractor shall promptly notify Company of the results of the Services and/or of the results of its use of the Materials (including, without limitation, all Data produced in connection therewith), including the description of any and all Inventions.

C. Ownership of Technology and Materials. Contractor acknowledges and agrees that all rights, title and interest to any and all Materials and Company Background Technology (and all associated intellectual property rights to such Materials and Company Background Technology) shall remain the exclusive property of Company.

D. Ownership of Data and Material Inventions. Contractor hereby acknowledges and agrees that any and all Data shall remain the exclusive property of Company. Contractor shall, at the request of Company, execute any assignments and documents as may be reasonably required in order to assign to Company all rights, titles and interests to all such Data and Material Inventions. Contractor shall have a non-transferable, royalty-free, non-sublicensable right to all Material Inventions. Notwithstanding the foregoing, if Contractor terminates this Agreement due to Company's failure to pay Contractor in accordance with this Agreement and any and all Work Orders, then such obligations shall be suspended until Company's satisfaction of such payment obligations.

E. Ownership of Improvements and Contractor Inventions. Company hereby acknowledges and agrees that any and all Improvements, Contractor Inventions, and Contractor Background Technology shall

remain the exclusive property of Contractor. Company shall, at the request of Contractor, execute all assignments and documents as may be reasonably required in order to assign to Contractor all rights, titles and interests to all such Improvements. Company shall have a non-transferable, royalty-free, non-sublicensable right to all Improvements and Contractor Inventions.

F. No Other Rights. Except as expressly set forth herein, no rights or licenses are granted by either party hereunder.

G. Further Assurances. The parties hereby agree to execute and deliver any documents of assignment or conveyance that are necessary or desirable to effectuate their respective rights under this Section 3.

4. Reporting of Data

Contractor shall, and shall cause its employees who perform the Services to, keep accurate scientific records relating to the Services, which records will be sufficient to document any patentable Inventions discovered in performing the Services. Contractor will submit to Company, a written technical report, in such form and at such times as specified in each individual Work Order, summarizing the progress and results of the Services, including all Data and any Inventions developed during that time. Contractor will also submit to Company a comprehensive final report applicable to the Services performed in accordance with each Work Order within the time frame specified in such Work Order, which shall in no event be later than forty-five (45) days following completion thereof. Notwithstanding the foregoing, such reports shall be provided within forty-five (45) days of any earlier termination or expiration of any Work Order or this Agreement.

5. Compliance with Applicable Law

Contractor agrees to comply with all applicable governmental laws, rules and regulations and operate in accordance with all applicable standards and recommendation of all regulatory agencies having jurisdiction over Contractor's operation.

6. Payments

In consideration of the Services performed by Contractor, Company will pay Contractor in accordance with the payment schedule set out in the applicable Work Order. Company will pay all invoices issued under individual Work Orders within thirty (30) days of Company's receipt of such invoices by wire transfer to:

Beneficiary: Focus Diagnostics, Inc.
Bank Name: Wachovia Bank
Acct#: 20000-139575-33
ABA#: 051400549

Or, payments may be made by check made payable to:

Focus Diagnostics, Inc.
P.O. Box 8500-53688
Philadelphia, PA 19178-3688

7. Confidentiality

A. Each party agrees not to disclose the other's confidential information to any third party and agrees to use the other party's confidential information solely for the purposes of furthering the objectives of this Agreement. Notwithstanding the foregoing, either party may disclose such confidential information to its legal counsel, auditors, or financial advisors who are bound by written confidentiality agreements containing obligations comparable to those set forth in this Paragraph 7 for the purpose of obtaining advice or as required by law or by legal or administrative process. For purposes of this

Agreement, Company's confidential information shall include (i) the Materials Data, Inventions, Company Background Technology and (ii) any other information relating to its business that is labeled "confidential" or if disclosed orally, visually or in writing without a label of confidentiality, is identified as confidential in writing within thirty (30) days after disclosure. Contractor's confidential information includes: (i) the existence and terms of this Agreement; and (ii) Contractor Background Technology and Improvements. The receiving party acknowledges that disclosure or use of confidential information belonging to the disclosing party in violation of this provision will result in irreparable harm to the disclosing party entitling the disclosing party to injunctive relief.

B. The parties shall treat all individually identifiable health information disclosed as strictly confidential and in accordance with all applicable federal, state or local laws and regulations governing confidentiality and privacy rules of the Health Insurance Portability and Accountability Act of 1996 (HIPAA), or any successor regulation. Contractor shall only provide individually identifiable health information to the Company for the purpose of performing its obligations under this Agreement or if the Company provided written approval for such disclosure. Each party shall defend, indemnify and hold harmless the other party from and against all liability, loss, cost, expense, damage, claims or demands on account of breach of its obligations in connection with the security, privacy or confidentiality of individually identifiable health information.

C. Confidential information does not include information that, as evidenced by written documentation (i) is or becomes known to the general public through no wrongful act of the receiving party; (ii) is received by a party to this Agreement from a third party having no duty of confidentiality, with respect to such information, to the disclosing party; (iii) was independently developed by the receiving party; (iv) was known to the receiving party prior to its disclosure to such party by the disclosing party under this Agreement; or (v) the disclosing party agrees in writing that it may be used or disclosed.

8. Term and Termination

A. Term: This Agreement shall begin on the Effective Date and shall continue in full force and effect until terminated in accordance with this Paragraph 8 ("Term"). Each Work Order issued under this Agreement shall begin according to the date specified in each Work Order, and if not specified, no later than thirty (30) days after Contractor's receipt of a fully executed Work Order. Each Work Order that is solely for Report Services ("Report Work Order"), shall terminate upon Contractor's submission of the Special Report and if not a Report Work Order, shall terminate on Contractor's receipt of Company's last payment. The parties contemplate that the term of any Work Order may be extended by mutual agreement.

B. Termination: Contractor may terminate (i) this Agreement immediately upon Company's material breach of this Agreement, which includes failure to make payments when due and (ii) any Report Work Order at any time upon thirty (30) days prior written notice to Company in its sole discretion. The Company may terminate (i) this Agreement immediately upon Contractor's material breach of this Agreement, and (ii) any Work Order at any time upon thirty (30) days' prior written notice to Contractor. Upon receipt of Company's notice of termination, Contractor agrees promptly to terminate conducting the applicable Services.

If any Work Order terminates for any reason other than a material breach by the Contractor, the Contractor shall be entitled to payment of fees and reimbursable expenses accrued pursuant to the terms of the applicable Work Order including cost and commitments incurred which cannot be cancelled as of the termination effective date, which Company will pay within thirty (30) days of the termination effective date.

9. Promotional Use/Trademarks

Neither party shall use the other party's name or trademarks for any promotional or advertising purposes without that party's prior written consent.

10. Indemnification

A. Company agrees to defend and indemnify and hold Contractor and its directors, officers, employees, agents, contractors, parents, subsidiaries, and affiliated corporations harmless from all claims, losses, lawsuits, and expenses (including reasonable attorney's fees) of whatever kind resulting from or arising out of (a) any representation that Company makes or action it takes based on the Services performed by Contractor including investments in research and development, claims regarding therapeutic drugs, governmental submission, and advertising claims about Company's or a competitor's products; (b) any and all injuries to, or death of, any person including its employees or agents for damages to property arising from the performance of Services performed in accordance with the applicable Work Order; and (c) the breach or alleged breach of any of Company's warranties or obligations under this Agreement, unless proven as a matter of fact to have arisen solely from Contractor's gross negligence and willful misconduct.

B. Contractor shall indemnify, defend and hold Company and its directors, officers, employees, agents, contractors, parents, subsidiaries, and affiliated corporations harmless from and against any expense or liability that may result by reason of (a) any infringement or claim of infringement of any U.S. patent, copyright or trademark based upon the use by Company of the Services, including programs or materials provided by Contractor hereunder; and (b) the breach or alleged breach of any of Contractor's warranties or obligations under this Agreement, unless proven as a matter of fact to have arisen solely from Company's gross negligence and willful misconduct.

11. **Limitation of Liability**: IN NO EVENT WILL EITHER PARTY HERETO BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL OR INDIRECT DAMAGES SUFFERED BY THE OTHER PARTY ARISING IN ANY WAY OUT OF THIS AGREEMENT, HOWEVER CAUSED AND ON ANY THEORY OF LIABILITY. THIS LIMITATION WILL APPLY EVEN IF THE PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

12. **Survival**

The provisions of Paragraphs 3, 4, 8, 9, 10, 11, 12, 14, 15, 16, 17, 18, 19, 20, 21 and 22 will survive the termination of this Agreement.

13. **Not Joint Venturers**

Nothing in this Agreement shall be construed so as to constitute Company and Contractor as joint venturers, partners, or agents of each other, and neither Company nor Contractor shall have the power to obligate or bind the other in any way whatsoever.

14. **Complete Agreement; Entire Understanding**

This Agreement and all Work Orders issued under it constitute the complete agreement between the parties and supersede all other agreements, promises, representations, and negotiations, whether written or oral, between the parties regarding the subject matter of this Agreement.

15. **Force Majeure**

Contractor shall not be liable because of delays in its performance caused by wars, strikes, fires, earthquakes, acts of God, governmental restrictions, or because of some similar circumstances beyond its control. In the event of such force majeure, the party affected thereby shall use reasonable efforts to cure or overcome the same and resume performance of its obligations hereunder.

16. **Amendment**

No amendment of this Agreement shall be valid or take effect unless it is in writing and signed by both parties. No handwritten changes or other alterations to this Agreement shall be valid or take effect unless such changes are approved in writing by both parties, as shown by initials in the margin adjacent to such changes or alterations.

17. **Waiver**

No waiver of any term or condition of this Agreement, or of any breach of this Agreement or of any part of it shall be deemed a waiver of any other term or condition of this Agreement or of any later breach of this Agreement or of any part of it.

18. Governing Law

This Agreement shall be governed by and construed under the laws of the State of California, without regard to its conflict of laws provisions.

19. Notices

Any notice, consents, approval or disapproval, required or permitted under this Agreement, including notice of any change to this paragraph, shall not be valid unless in writing and shall be given either personally, by certified mail, return receipt requested, or by fax which the sending party must confirm by telephone at the following addresses/fax numbers:

For Company:

MICHAEL NORRIS
1635 VILLAGE CENTER CIRCLE
SUITE 250
LAS VEGAS, NV 89134
Tel: 702-839-1234 Fax: 866-861-9272

For Contractor:

Contract Management
Focus Diagnostics, Inc.
5785 Corporate Avenue
Cypress, CA 90630
USA
Tel: (800) 445-0185 Fax: (714) 995-1592

20. Captions

Headings and captions throughout this Agreement are for convenience only and should not be considered part of this Agreement.

21. Including

The word "including" means "including without limitation."

22. Counterparts

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date and year first written above.

CARDIOVASCULAR BIOTHERAPEUTICS, INC.	FOCUS DIAGNOSTICS, INC.
By: [signature] (Signature)	By: [signature]
MICKAEL A FLAA (Printed Name)	John Hurrell, Ph.D. Vice President and General Manager

CFO

(Title)

9/4/08

(Date)

9/18/08

(Date)

MASTER INDEPENDENT CONTRACTOR AGREEMENT
BETWEEN
CARDIOVASCULAR BIOTHERAPEUTICS, INC. and FOCUS DIAGNOSTICS, INC.

EXHIBIT A

WORK ORDER NO: ______________
FOCUS PROPOSAL NO: ______________
PROJECT TITLE:

____

1. CHECK NATURE OF PROJECT ACTIVITY:
   - [ ] *In vitro* Study
   - [☑] Specialized Laboratory Services/Testing
   - [ ] Special Report

2. CHECK APPROPRIATE BOX:
   - [☑] Data will be used in FDA or DEA applications/submissions
   - [ ] Data will not be used in FDA or DEA applications/submissions

3. SCHEDULE OF SERVICES:

   Target Start Date: August 21, 2008

   Target End Date: December 31, 2010

4. SCOPE OF WORK: Attached as Appendix A hereto and incorporated as a part of this Work Order.

5. PAYMENT TERMS: Attached as Appendix A hereto and incorporated as a part of this Work Order.

6. REPORTING OF DATA: Attached as Appendix A hereto and incorporated as a part of this Work Order.

7. MATERIALS. Attached as Appendix A hereto and incorporated as a part of this Work Order.

[Signature]
(Signature)

MICKAEL A FLAA
(Printed Name)

CFO
(Title)

9/4/08
(Date)

FOCUS DIAGNOSTICS, INC.

____
Donald Mooney
Chief Operating Officer

____
(Title)

____
(Date)

APPENDIX A

Scope of Work / Proposal

INTRODUCTION

1.0 STUDY GOAL

2.0 STUDY OBJECTIVES

3.0 SCOPE OF WORK

4.0 STUDY DURATION

5.0 MATERIALS

6.0 STUDY PRICING

7.0 PAYMENT SCHEDULE

8.0 DATA REPORTING SCHEDULE